Exhibit 99.1

Exicure, Inc. Reports Third Quarter 2021 Financial Results and Corporate Progress

Chicago, IL and Cambridge, MA — November 19, 2021 — Exicure, Inc.® (NASDAQ: XCUR), a pioneer in gene regulatory and immunotherapeutic drugs utilizing spherical nucleic acid (SNA™) technology, today reported financial results for the quarter ended September 30, 2021 and provided an update on corporate progress.

“I would first like to recognize the amazing work from the high-quality team members at Exicure as we continue to invest into driving value from our SNA platform technology, most notably being recognized in the third quarter through the consummation of another strategic partnership which brought in additional non-dilutive capital,” said Exicure CEO Dr. David Giljohann. “It is important to note our SNA platform is grounded in 15 years of intensive and rigorous scientific development across industry and academia. Although a recent claim of improprieties from one researcher, specifically related to our FXN program, are concerning, we are highly confident in our platform technology which delivers DNA and RNA into cells and tissues more effectively. I remain proud of the team members at Exicure who continue to work hard to bring new medicines to patients in need.”

Corporate Updates
As previously reported, on November 9, 2021, the Audit Committee of the Board of Directors of the Company was notified of a claim made by a former Company senior researcher regarding alleged improprieties that researcher claims to have committed with respect to the Company’s XCUR-FXN preclinical program for the treatment of Friedreich’s ataxia. The Audit Committee has retained external counsel to conduct an internal investigation of the claim. The Company is currently unable to predict the timing or outcome of the investigation.
Pipeline Highlights & Updates

Neurology

Ipsen Collaboration

•On August 2, 2021, Ipsen Biopharm Limited (Ipsen) and Exicure announced an exclusive collaboration agreement to research, develop, and commercialize novel Spherical Nucleic Acids (SNAs) as potential investigational treatments for Huntington’s disease (HD) and Angelman syndrome (AS). Under the terms of the collaboration:
◦Exicure received a $20 million upfront payment and is eligible to receive up to $1 billion in option exercise fees and milestone payments should Ipsen opt into both programs, as well as tiered royalties.
•Collaborative efforts associated with the Ipsen partnership commenced in the third quarter of 2021, and the upfront payment was recorded as deferred revenue on the Company’s balance sheet and will be recognized as revenue on the Company’s income statement related to services as the Company’s performance obligations are satisfied.

XCUR-FXN–Friedreich’s Ataxia

•Exicure remains committed to maintaining its development plans and to pursuing its business strategy in the best interests of its stockholders as well as the patients it looks to serve; however,

it acknowledges that, at this point in time, it is unable to determine the potential impact of the asserted claim on its research and development activities or the timing of completion of its current research and development of its XCUR-FXN preclinical program for the treatment of FA, as the investigation of the asserted claim remains ongoing.

Immuno-Oncology

Cavrotolimod (AST-008)

•The Phase 1b/2 clinical trial of intra-tumoral cavrotolimod in combination with approved checkpoint inhibitors pembrolizumab or cemiplimab, for the treatment of patients with advanced or metastatic Merkel cell carcinoma (MCC) or cutaneous squamous cell carcinoma (CSCC), is open and actively enrolling patients, and as of November 4, 2021:
◦the Company had 25 clinical trial sites activated and 2 additional sites pending activation of an approximate target of 27 total clinical trial sites; and
◦37 patients had been dosed with 32 mg of cavrotolimod (AST-008) in the Phase 2 portion of the clinical trial.
•As a result of enrollment delays contributed to by COVID-19, the Company now expects to report top-line overall response rates (ORR) results in the second half of 2022 rather than the first half of 2022.

Third Quarter Financial Results and Financial Guidance

Cash Position: Cash, cash equivalents, short-term investments, and restricted cash were $62.0 million as of September 30, 2021 compared to $57.3 million as of June 30, 2021.

Research and Development (R&D) Expenses: R&D expenses were $16.5 million for the quarter ended September 30, 2021, compared to $9.1 million for the quarter ended September 30, 2020. The Company has increased full-time headcount in R&D from 48 as of September 30, 2020 to 65 as of September 30, 2021. The increase in R&D expense reflects this increased headcount and the related increase in R&D activities, in addition to increased clinical trial activities.

General and Administrative Expenses: General and administrative expenses were $2.9 million for the quarter ended September 30, 2021, compared to $2.4 million for the quarter ended September 30, 2020. This increase is primarily due to costs related to new hires needed to grow the Company as it evolves, as well as higher legal costs.

Net Loss: Exicure had a net loss of $23.5 million for the quarter ended September 30, 2021 compared to a net loss of $8.8 million for the quarter ended September 30, 2020. The increase in net loss was primarily driven by higher R&D costs to advance Exicure’s pipeline as discussed above, as well as lower non-cash revenue during the period largely impacted by the reversal of non-cash revenue associated with Exicure’s collaboration with AbbVie Inc. (AbbVie). During the third quarter of 2021, as a result of a change in the workplan for the AbbVie collaboration, we increased the estimated total project hours to complete our research services associated with the AbbVie collaboration, which resulted in less progress occurring to date compared to the increased estimate of total project hours and thus requiring an adjustment to cumulative revenue recognized through September 30, 2021.

Cash Runway Guidance: The Company believes that, based on its current operating plans and estimates of future expenses, as of the date of this press release, it is uncertain whether the Company’s existing cash and cash equivalents is sufficient to fund operations over the next twelve months. As a result, there is substantial doubt about the Company’s ability to continue as a going concern.

For further financial information for the period ending September 30, 2021, please refer to the financial statements appearing at the end of this release.

About Exicure, Inc.

Exicure, Inc. is a clinical-stage biotechnology company developing therapeutics for neurology, immuno-oncology, inflammatory diseases and other genetic disorders based on its proprietary Spherical Nucleic Acid, or SNA technology. Exicure believes that its proprietary SNA architecture has distinct chemical and biological properties that may provide advantages over other nucleic acid therapeutics and may have therapeutic potential to target diseases not typically addressed with other nucleic acid therapeutics. Exicure is in preclinical development of XCUR-FXN, a lipid-nanoparticle SNA–based therapeutic candidate, for the intrathecal treatment of Friedreich’s ataxia (FA). Exicure’s therapeutic candidate cavrotolimod (AST-008) is in a Phase 1b/2 clinical trial in patients with advanced solid tumors. Exicure is based in Chicago, IL and in Cambridge, MA. For more information, visit Exicure’s website at www.exicuretx.com.

Exicure Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical fact could be deemed forward looking including, but not limited to, statements regarding the Company’s exclusive collaboration with Ipsen, including the ability of the Company to realize contingent milestone payments and royalties under the collaboration agreement with Ipsen; statements regarding the design, timing and results of the Company’s Phase 1b/2 clinical trial of cavrotolimod, including patient enrollment expectations and opening of additional clinical trial sites; the potential of cavrotolimod to provide therapeutic benefit to patients with MCC and CSCC; the initiation, timing and results of the Company’s other preclinical studies and clinical trials, including XCUR-FXN; the ability of SNAs to potentially enhance drug delivery to previously inaccessible target tissues and other benefits of SNAs, including their ability to address the genetic challenges posed by Friedreich’s ataxia and the potential to provide therapeutic benefit to patients with Huntington’s disease and Angelman syndrome; the advancement, timing and success of the Company’s preclinical and clinical programs; the Company’s ability to advance its clinical and preclinical pipeline to benefit patients with unmet medical need; the Company’s expectations with respect to its continued growth; the Company’s anticipated cash runway; statements regarding the internal investigation being conducted by the Audit Committee including, but not limited to, the timing and scope of the investigation; and the Company’s business plans and objectives. Words such as “plans,” “expects,” “will,” “anticipates,” “continue,” “expand,” “advance,” “believes,” “guidance,” “target,” “may,” “remain,” “project,” “outlook,” “intend,” “project,” “estimate,” “could,” “should,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. The forward-looking statements in this press release speak only as of the date of this press release, and the Company undertakes no obligation to update these forward-looking statements. Forward-looking statements are based on management’s current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the risks that the ongoing COVID-19 pandemic may disrupt the Company’s business and/or the global healthcare system (including its supply chain) more severely than it has to date or more severely than anticipated; unexpected costs, charges or expenses that reduce the Company’s capital resources; the Company’s preclinical or clinical programs do not advance or result in approved products on a timely or cost effective basis or at all; the cost, timing and results of clinical trials; that many drug candidates do not become approved drugs on a timely or cost effective basis or at all; the ability to enroll patients in clinical trials; possible safety and efficacy concerns; risks that preliminary results from preclinical studies and clinical trials are not necessarily predictive of future results; the ability of the Company to collaborate successfully with strategic partners; regulatory developments; exposure to litigation, including patent litigation, and/or regulatory actions; and the ability of the Company to protect its intellectual property rights; the time necessary for the Audit Committee to complete its investigation and review; the diversion of management attention to the internal investigation; the final conclusions and outcome of the Audit Committee and board of directors following the completion of its investigation and review, including any related investigations or proceedings. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as updated by the Company’s subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information or to publicly announce the results of any revisions to any of such statements to reflect future events or developments, except as required by law.

Media Contact:
Karen Sharma
MacDougall
781-235-3060
ksharma@macbiocom.com

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EXICURE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	September 30, 2021	December 31, 2020

ASSETS
Current assets:
Cash and cash equivalents	$51,885	$33,262
Short-term investments	8,953	48,818
Accounts receivable	—	11
Prepaid expenses and other assets	3,309	4,231
Total current assets	64,147	86,322
Property and equipment, net	4,171	4,123
Right-of-use asset	8,117	8,606
Other noncurrent assets	1,465	1,393
Total assets	$77,900	$100,444
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,485	$1,866
Accrued expenses and other current liabilities	5,480	3,525
Deferred revenue, current	14,015	8,343
Total current liabilities	21,980	13,734
Long-term debt, net	16,801	16,589
Deferred revenue, noncurrent	16,929	—
Lease liability, noncurrent	7,551	7,959
Other noncurrent liabilities	656	656
Total liabilities	$63,917	$38,938

Stockholders’ equity:
Preferred stock, $0.0001 par value per share; 10,000,000 shares authorized, no shares issued and outstanding, September 30, 2021 and December 31, 2020	—	—
Common stock, $0.0001 par value per share; 200,000,000 shares authorized, 88,108,543 issued and outstanding, September 30, 2021; 87,651,352 issued and outstanding, December 31, 2020	9	9
Additional paid-in capital	170,217	167,379
Accumulated other comprehensive (loss) income	(1)	83
Accumulated deficit	(156,242)	(105,965)
Total stockholders' equity	13,983	61,506
Total liabilities and stockholders’ equity	$77,900	$100,444

EXICURE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue:
Collaboration revenue	$(3,677)	$2,443	$(2,601)	$16,473
Total revenue	(3,677)	2,443	(2,601)	16,473
Operating expenses:
Research and development expense	16,457	9,139	37,562	22,222
General and administrative expense	2,947	2,424	8,937	7,227
Total operating expenses	19,404	11,563	46,499	29,449
Operating loss	(23,081)	(9,120)	(49,100)	(12,976)
Other (expense) income, net:
Dividend income	2	2	5	45
Interest income	8	205	139	832
Interest expense	(455)	(27)	(1,314)	(155)
Other (expense) income, net	(5)	118	(7)	271
Total other (expense) income, net	(450)	298	(1,177)	993
Net loss before provision for income taxes	(23,531)	(8,822)	(50,277)	(11,983)
Provision for income taxes	—	—	—	—
Net loss	$(23,531)	$(8,822)	$(50,277)	$(11,983)

Basic and diluted loss per common share	$(0.27)	$(0.10)	$(0.57)	$(0.14)
Weighted-average basic and diluted common shares outstanding	88,105,066	87,227,136	88,001,222	87,160,520